                                                                      EXHIBIT 23


                         Consent of Independent Auditors


Board of Directors
Pall Corporation:


         We consent to incorporation by reference in Pall Corporation's Registration Statements (numbers 33-44399, 33-51151, 33-64751, 333-68371,
333-51090, 333-76976, 333-82469 and 333-87655) on Form S-8, and Registration
Statements (numbers 333-18971, 333-104595 and 333-39655) on Form S-3, of our
report dated September 3, 2003, except for the Common Stock note, which is as of October 17, 2003, relating to the consolidated balance sheets of Pall Corporation and subsidiaries as of August 2, 2003 and August 3, 2002 and the related consolidated statements of earnings, stockholders' equity and cash flows and related schedule for each of the years in the three-year period ended August 2, 2003, which report is incorporated by reference or appears in the annual report on Form 10-K of Pall Corporation for the fiscal year ended August 2, 2003.



                                                       /s/ KPMG LLP

Melville, New York
October 21, 2003